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                                                                EXHIBIT B







                     AMERICAN INTERNATIONAL GROUP, INC.

                                 DIRECTORS


Mr. Bernard Aidinoff                Sullivan & Cromwell
                                    125 Broad Street
                                    New York, New York  10004

Lloyd M. Bentsen                    2600 Texas Commerce Tower
                                    600 Travis Street
                                    Houston, Texas  77002

Marshall A. Cohen                   The Molson Companies Limited
                                    40 King Street West
                                    Toronto, Ontario M5H 3Z5

Barber B. Conable, Jr.              P.O. Box 218
                                    Alexander, New York  14005

Martin Feldstein                    National Bureau of Economic
                                      Research, Inc.
                                    1050 Massachusetts Avenue
                                    Cambridge, Massachusetts  02138

Leslie L. Gonda                     International Lease Finance
                                      Corporation
                                    1999 Avenue of the Stars
                                    Los Angeles, California  90067

Evan G. Greenberg                   American International Group, Inc.
                                    70 Pine Street
                                    New York, New York  10270

Carla A. Hills                      Hills & Company
                                    1200 19th Street, N.W. - 5th Fl.
                                    Washington, D.C.  20036

Frank Hoenmeyer                     7 Harwood Drive
                                    Madison, New Jersey  07940

Edward E. Matthews                  American International Group, Inc.
                                    70 Pine Street
                                    New York, New York  10270

Dean P. Phypers                     220 Rosebrook Road
                                    New Canaan, Connecticut  06840

John J. Roberts                     American International Group, Inc.
                                    70 Pine Street
                                    New York, New York  10270

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Thomas R. Tizzio                    American International Group, Inc.
                                    70 Pine Street
                                    New York, New York  10270

Edmund S.W. Tse                     American International Assurance
                                      Co., Ltd.
                                    1 Stubbs Road
                                    Hong Kong
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                     AMERICAN INTERNATIONAL GROUP, INC.

            EXECUTIVE OFFICERS, NAME, TITLE AND BUSINESS ADDRESS

M.R. Greenberg                      Chairman & Chief Executive Officer
 70 Pine Street
 New York, New York  10270

Edward E. Matthews                  Vice Chairman - Finance
 70 Pine Street
 New York, New York  10270

John J. Roberts                     Vice Chairman - External Affairs
 70 Pine Street
 New York, New York  10270

Thomas R. Tizzio                    President
 70 Pine Street
 New York, New York  10270

Edwin A.G. Manton                   Senior Advisor
 70 Pine Street
 New York, New York  10270

Ernest E. Stempel                   Senior Advisor
 70 Pine Street
 New York, New York  10270

Evan G. Greenberg                   Executive Vice President -
 70 Pine Street                      Foreign General Insurance
 New York, New York  10270

Robert Sandler                      Executive Vice President, Senior
 70 Pine Street                      Casualty Actuary & Senior Claims
 New York, New York  10270           Officer

Howard Smith                        Executive Vice President &
 70 Pine Street                      Comptroller
 New York, New York  10270

William D. Smith                    Executive Vice President
 70 Pine Street                      Domestic General Insurance
 New York, New York  10270

Edmund S.W. Tse                     Executive Vice President - Life
 1 Stubbs Road                       Insurance
 Hong Kong















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Lawrence W. English                 Senior Vice President -
 70 Pine Street                      Administration
 New York, New York  10270

Axel I. Freudmann                   Senior Vice President -
 72 Wall Street                      Human Resources
 New York, New York  10270

Win J. Neuger                       Senior Vice President & Chief
 70 Pine Street                      Investment Officer
 New York, New York  10270

Petros K. Sabatacakis               Senior Vice President -
 70 Pine Street                      Financial Services
 New York, New York  10270

Florence A. Davis                   Vice President & General Counsel
 70 Pine Street
 New York, New York  10270

William N. Dooley                   Vice President & Treasurer
 70 Pine Street
 New York, New York  10270

Robert E. Lewis                     Vice President & Chief Credit
 70 Pine Street                      Officer
 New York, New York  10270

Frank Petralito II                  Vice President & Director of Taxes
 70 Pine Street
 New York, New York  10270

Kathleen E. Shannon                 Vice President, Secretary &
 70 Pine Street                      Associate General Counsel
 New York, New York  10270

John T. Wooster, Jr.                Vice President - Communications
 72 Wall Street
 New York, New York  10270